Exhibit 10.3

JPMorgan Chase Bank, National Association

P.O. Box 161

60 Victoria Embankment

London EC4Y 0JP

England

October 25, 2011

To: Textron Inc.

40 Westminster Street

Providence, RI 02903

Attention: Chief Financial Officer

Telephone No.:    (401) 421-2800

Facsimile No.:     (401) 457-3533

Bond Hedge Amendment and Termination Agreement

This letter agreement (this “Bond Hedge Amendment and Termination Agreement”), subject to certain conditions set forth herein, (i) amends the terms and conditions of the transaction (the “Base Bond Hedge Transaction”) entered into between JPMorgan Chase Bank, National Association, London Branch (“Bank”), represented by J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities Inc.), as its agent, and Textron Inc. (“Counterparty”), pursuant to a letter agreement dated April 29, 2009, entitled Convertible Bond Hedge Transaction (as amended, reformed or modified prior to the date hereof, the “Base Bond Hedge Confirmation”) and (ii) terminates the transaction (the “Additional Bond Hedge Transaction” and together with the Base Bond Hedge Transaction, the “Bond Hedge Transactions”) entered into between JPMorgan Chase Bank, National Association, London Branch (“Bank”), represented by J.P. Morgan Securities LLC (f/k/a J.P. Morgan Securities Inc.), as its agent, and Textron Inc. (“Counterparty”), pursuant to a letter agreement dated April 30, 2009, entitled Additional Convertible Bond Hedge Transaction (as amended, reformed or modified prior to the date hereof, the “Additional Bond Hedge Confirmation” and together with the Base Bond Hedge Confirmation as amended hereby, the “Confirmations”).  Any capitalized term used herein with respect to any Bond Hedge Transaction but not otherwise defined shall have the meaning assigned to it in the Confirmation for such Bond Hedge Transaction.

1.                                      Amendment of Base Bond Hedge Transaction.  Effective on the date hereof:

(A)                             Notwithstanding anything to the contrary in the Base Bond Hedge Confirmation, the parties agree that, for the avoidance of doubt, any Convertible Notes (or any portion thereof) purchased by Counterparty pursuant to the tender offer that expired on October 12, 2011 shall be disregarded for all purposes under the Base Bond Hedge Transaction (including calculation of any amount in respect of any termination of the Base Bond Hedge Transaction under the Agreement, the Equity Definitions or otherwise); and

(B)                               The definition of “Number of Options” in Section 2 of the Base Bond Hedge Confirmation is hereby amended by amending and restating the first sentence thereof in its entirety to read as follows:  “375,298 Options.”.  For the avoidance of doubt, the parties acknowledge and agree that 8,179 Options have been exercised prior to the date hereof (including 8,172 Options that have been exercised but not settled prior to the date hereof) and, as a result, the number of Options remaining unexercised under the Base Bond Hedge Confirmation as of the date hereof is 367,119.

2.                                     Termination of Additional Bond Hedge Transaction.  Effective on the date hereof, the Additional Bond Hedge Transaction shall automatically terminate and all of the respective rights and obligations of the parties with respect to such Additional Bond Hedge Transaction shall be cancelled and terminated, and each party shall be released and discharged by the other party and agrees not to make any claim against the other party with respect to any obligations of the other party pursuant to such Additional Bond Hedge Transaction.

3.                                      Amendment and Termination Payments. In consideration of the amendments to the Base Bond Hedge Transaction pursuant to Section 1 above, Bank agrees to pay to Counterparty on the Payment Date an amount in USD equal to the Base Bond Hedge Amendment Amount (as defined in Schedule A hereto).  In consideration of the termination of the Additional Bond Hedge Transaction pursuant to Section 2 above, Bank agrees to pay to Counterparty on the Payment Date (as defined below) an amount in USD equal to the Additional Bond Hedge Termination Amount (as defined in Schedule A hereto).  For the avoidance of doubt, no additional amount shall be payable by either party pursuant to the Equity Definitions, the Confirmations, the Agreement (as defined in the Base Bond Hedge Confirmation) or the Agreement (as defined in the Additional Bond Hedge Confirmation) in respect of the amendments to the Base Bond Hedge Transaction pursuant to Section 1 above or the termination of the Additional Bond Hedge Transaction pursuant to Section 2 above.

“Payment Date” means the third Currency Business Day (as defined in the 1996 ISDA Equity Derivatives Definitions) following the date hereof.

4.                                      Representations and Warranties.

(i)                                      Counterparty represents and warrants to Bank that:

(a)                                Counterparty has all necessary corporate power and authority to execute and deliver this Bond Hedge Amendment and Termination Agreement and to perform its obligations hereunder and under the Base Bond Hedge Transaction as amended hereby; such execution, delivery and performance have been duly authorized by all necessary corporate action on Counterparty’s part; and this Bond Hedge Amendment and Termination Agreement has been duly and validly executed and delivered by Counterparty and this Bond Hedge Amendment and Termination Agreement and the Base Bond Hedge Confirmation as amended hereby each constitutes its valid and binding obligation, enforceable against Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding at law or in equity) and except that rights to indemnification and contribution hereunder may be limited by federal or state securities laws or public policy relating thereto.

(b)                               Neither the execution and delivery of this Bond Hedge Amendment and Termination Agreement nor the incurrence or performance of obligations of Counterparty hereunder and under the Base Bond Hedge Confirmation as amended hereby will conflict with or result in a breach of the certificate of incorporation or by-laws (or any equivalent documents) of Counterparty, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which Counterparty or (to the extent such agreement is material to Counterparty and its subsidiaries taken as a whole) any of its subsidiaries is a party or by which Counterparty or (to such extent) any of its subsidiaries is bound or to which Counterparty or (to such extent) any of its subsidiaries is subject, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument.

(c)                                No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution and delivery of this Bond Hedge Amendment and Termination Agreement or performance by Counterparty of this Bond Hedge Amendment and Termination Agreement and the Base Bond Hedge Confirmation as amended hereby, except such as have been obtained or made and such as may be required under the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or state securities laws.

(d)                               It is an “eligible contract participant” (as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended).

(e)                                It is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, or an “accredited investor” as defined under the Securities Act.

(f)                                  Each of it and its affiliates is not, on the date hereof, in possession of any material non-public information with respect to Counterparty.

(g)                                There is no internal policy, whether written or oral, of Counterparty that would prohibit Counterparty from entering into any aspect of this Bond Hedge Amendment and Termination Agreement or from remaining party to the Base Bond Hedge Confirmation as amended hereby.

(ii)                                 Each of Bank and Counterparty represents that (a) it is entering into this Bond Hedge Amendment and Termination Agreement, and is party to the Base Bond Hedge Confirmation as amended hereby, as principal (and not as agent or in any other capacity); (b) neither the other party nor any of its agents are acting as a fiduciary for it; (c) it is not relying, in entering into this Bond Hedge Amendment and Termination Agreement or in remaining party to the Base Bond Hedge Transaction as amended hereby, upon any representations except those expressly set forth in this Bond Hedge Amendment and Termination Agreement, the Agreement (as defined in the Base Bond Hedge Confirmation), the Agreement (as defined in the Additional Bond Hedge Confirmation) or the Confirmations; (d) it has not relied on the other party for any legal, regulatory, tax, business, investment, financial, and accounting advice, and it has made its own investment, hedging, and trading decisions based upon its own judgment and not upon any view expressed (whether written or oral) by the other party or any of its agents; and (e) it is entering into this Bond Hedge Amendment and Termination Agreement, and is party to the Base Bond Hedge Confirmation as amended hereby, with a full understanding of the terms, conditions and risks thereof and it is capable of and willing to assume those risks.

(iii)                           Counterparty further represents that (a) it has consulted with and received advice from its own tax advisors regarding the tax aspects of the Bond Hedge Amendment and Termination Agreement and the Base Bond Hedge Transaction as amended hereby and (b) it has made its own independent decision (I) to enter into the Bond Hedge Amendment and Termination Agreement and remain party to the Base Bond Hedge Transaction as amended hereby and (II) as to whether each of the Bond Hedge Amendment and Termination Agreement and the Base Bond Hedge Transaction as amended hereby is appropriate or proper for it, based upon its own judgment and upon advice from such advisors as it has deemed necessary. No communication (written or oral) received from Bank shall be deemed to be an assurance or guarantee as to the expected results of the Bond Hedge Amendment and Termination Agreement or the Base Bond Hedge Transaction as amended hereby.

(iv)                             Counterparty represents and warrants to Bank that Counterparty is not terminating the Additional Bond Hedge Transaction or amending the Base Bond Hedge Transaction pursuant to this Bond Hedge Amendment and Termination Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).

(v)                                Counterparty represents, warrants and covenants to Bank that Counterparty will not seek to control or influence Bank’s decision to make any purchases or sales of Shares with respect to any amendment or termination of any Bond Hedge Transaction under this Bond Hedge Amendment and Termination Agreement, including, without limitation, Bank’s decision to enter into or unwind any hedging transactions.

5.                                      Opinion.  Counterparty shall have delivered to Bank on the date hereof an opinion of counsel (including an in-house lawyer of Counterparty), dated as of such date, with respect to the matters set forth in Sections 4(i)(a) through (c) of this Bond Hedge Amendment and Termination Agreement.

6.                                      Role of Agent.  Each party agrees and acknowledges that (i) J.P. Morgan Securities LLC (“JPMS”), an affiliate of JPMorgan Chase Bank, National Association, has acted solely as agent and not as principal with respect to this Bond Hedge Amendment and Termination Agreement and (ii) JPMS has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of this Bond Hedge Amendment and Termination Agreement. Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other party’s obligations under this Bond Hedge Amendment and Termination Agreement and the Base Bond Hedge Confirmation as amended hereby.

7.                                      Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Bond Hedge Amendment and Termination Agreement. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Bond Hedge Amendment and Termination Agreement, as applicable, by, among other things, the mutual waivers and certifications provided herein.

8.                                      Tax Disclosure. Effective from the date of commencement of discussions concerning this Bond Hedge Amendment and Termination Agreement, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Bond Hedge Amendment and Termination Agreement, the Base Bond Hedge Transaction as amended hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

9.                                      No Additional Amendments or Waivers.  Except as expressly amended hereby, all the terms of the Base Bond Hedge Transaction and provisions in the Base Bond Hedge Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

10.                               Counterparts.  This Bond Hedge Amendment and Termination Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

11.                                Governing Law.  The provisions of this Bond Hedge Amendment and Termination Agreement shall be governed by the New York law (without reference to choice of law doctrine to the extent inconsistent with choice of New York law).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Bond Hedge Amendment and Termination Agreement and returning it to EDG Confirmation Group, J.P. Morgan Securities LLC, 277 Park Avenue, 11th Floor, New York, NY 10172-3401, or by fax to (212) 622 8519.

Very truly yours,

J.P. MORGAN SECURITIES LLC, as agent for JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

		By:	/s/ Jeff Zajkowski
Authorized Signatory
Name: Jeff Zajkowski

Agreed and Accepted By:

TEXTRON INC.

By:	/s/ Mary F. Lovejoy
Name: Mary F. Lovejoy
Title: Vice President and Treasurer

Schedule A

Amendment and Termination Payments

Base Bond Hedge Amendment Amount:	USD	60,882,663
Additional Bond Hedge Termination Amount:	USD	6,764,740